Exhibit 10(13)

First Amendment To Amended and Restated
Employment Agreement

This First Amendment to Amended and Restated Employment Agreement is by and among River Valley Financial Bank, a federal savings bank (the “Bank”), John Muessel (“Employee”), and River Valley Bancorp, an Indiana corporation (the “Holding Company”).

W i t n e s s e t h:

Whereas, Employer and Employee entered into an Amended and Restated Employment Agreement dated as of November 20, 2007 (the “Employment Agreement”);

Whereas, to correct an error made in that Agreement at the time it was executed, the parties desire to make a change to the Employment Agreement relating to its term;

Now, Therefore, in consideration of the premises and the mutual promises herein contained, the parties agree that the Employment Agreement shall be, and it hereby is, amended as follows:

1.           Section 5 of the Employment Agreement shall be amended to read in its entirety as follows:

“5.           Term.  The Bank hereby employs the Employee, and the Employee hereby accepts such employment under this Agreement, for the period commencing on October 1, 2006, and ending on October 1, 2009 (or such earlier date as is determined in accordance with Section 9). Additionally, on each annual anniversary date from October 1, 2009, the Employee’s term of employment shall be extended for an additional one-year period beyond the then effective expiration date, provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board’s requirements and standards, and that this Agreement shall be extended. Only those members of the Board of Directors who have no personal interest in this Employment Agreement shall discuss and vote on the approval and subsequent review of this Agreement.”

2.           All other terms and provisions of the Employment Agreement shall remain in full force and effect.

In Witness Whereof, the parties have caused this First Amendment to be executed, delivered and effective as of the 17th day of September, 2009.

River Valley Financial Bank

By:	/s/ Matthew P. Forrester
Matthew P. Forrester, President and Chief Executive Officer

“EMPLOYER”

River Valley Bancorp

By:	/s/ Matthew P. Forrester
Matthew P. Forrester, President and Chief Executive Officer

“HOLDING COMPANY”

/s/ John Muessel
John Muessel

“EMPLOYEE”